EXHIBIT 20

Volkswagen Auto Loan Enhanced Trust 2003-1
MONTHLY SERVICER CERTIFICATE
For the collection period ended October 2003						PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				11/18/2003

2	Payment Date				11/20/2003

3	Collection Period			9/28/2003	11/1/2003	35

4	Monthly Interest Period - Actual/360			10/20/2003	11/19/2003	31

5	Monthly Interest - 30/360					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	315,000,000.00	162,379,672.32	42,894,709.28	119,484,963.04	0.3793173
7	Class A-2 Notes	370,000,000.00	370,000,000.00	—	370,000,000.00	1.0000000
8	Class A-3 Notes	385,000,000.00	385,000,000.00	—	385,000,000.00	1.0000000
9	Class A-4 Notes	214,173,000.00	214,173,000.00	—	214,173,000.00	1.0000000
10	Class B Notes	29,559,766.00	29,559,766.00	—	29,559,766.00	1.0000000

11	Total Securities	$1,313,732,766.00	$1,161,112,438.32	$42,894,709.28	$1,118,217,729.04

12	Net Pool Balance	$1,334,414,493.82	$1,178,698,085.01		$1,135,078,125.03

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

13	Class A-1 Notes	1.0050%	140,526.07	0.8654167	43,035,235.35	265.0284653
14	Class A-2 Notes	1.1100%	342,250.00	0.9250000	342,250.00	0.9250000
15	Class A-3 Notes	1.4900%	478,041.67	1.2416667	478,041.67	1.2416667
16	Class A-4 Notes	1.9300%	344,461.58	1.6083333	344,461.58	1.6083333

	Total Securities		1,305,279.32		44,199,988.60

C.	COLLECTIONS AND AVAILABLE FUNDS

17	Scheduled Principal Payments Received					24,578,067.58
18	Scheduled Interest Payments Received					4,493,371.42
19	Prepayments of Principal Received					5,116,148.72
20	Liquidation Proceeds					13,148,713.64
21	Recoveries Received					214,789.34
22	Other Payments Received to Reduce Principal					—

23	Subtotal: Total Collections					47,551,090.70

24	Repurchased Receivables					—
25	Reserve Account Excess Amount (Item 85)					7,654.19

26	Total Available Funds, prior to Servicer Advances					47,558,744.89

27	Servicer Advance (Item 68)					—

28	Total Available Funds + Servicer Advance					47,558,744.89

29	Reserve Account Draw Amount (Item 71)					—

30	Total Available Funds + Servicer Advance and Reserve Account Draw Amount					47,558,744.89

D.	DISTRIBUTIONS

	Distribution Summary:
31	Prior Advance Reimbursement (Item 74)					—
32	Servicing Fees (Item 38)					967,593.70
33	Class A Noteholder Interest (Item 47)					1,305,279.32
34	Principal Distribution Amount (Item 72)					42,894,709.28
35	Amount Paid to Reserve Account to Reach Specified Balance					—
36	Other Amounts Paid to Trustee					—

37	Remaining Funds to Certificateholder					2,391,162.59

Volkswagen Auto Loan Enhanced Trust 2003-1 MONTHLY SERVICER CERTIFICATE For the collection period ended October 2003	PAGE 2

	Distribution Detail:	Due	Shortfall	Paid

38	Servicing Fees	967,593.70	—	967,593.70

	Pro rata:
39	Class A-1 Interest	140,526.07	—	140,526.07
40	Class A-2 Interest	342,250.00	—	342,250.00
41	Class A-3 Interest	478,041.67	—	478,041.67
42	Class A-4 Interest	344,461.58	—	344,461.58
43	Class A-1 Interest Carryover Shortfall	—	—	—
44	Class A-2 Interest Carryover Shortfall	—	—	—
45	Class A-3 Interest Carryover Shortfall	—	—	—
46	Class A-4 Interest Carryover Shortfall	—	—	—

47	Class A Noteholder Interest	1,305,279.32	—	1,305,279.32

E	CALCULATIONS

	Calculation of Principal Distribution Amount:
48	Beginning Note Balance - All Classes			1,161,112,438.32
49	Beginning Net Pool Balance		1,178,698,085.01
50	Receipts of Scheduled Principal		(24,578,067.58)
51	Receipts of Prepaid Principal		(5,116,148.72)
52	Liquidation Proceeds		(13,148,713.64)
53	Other Collections of Principal		—
54	Principal Amount of Repurchases		—
55	Principal Amount of Defaulted Receivables		(777,030.04)

56	Ending Net Pool Balance		1,135,078,125.03
57	Yield Supplement Overcollateralization Amount		16,860,395.99

58	Adjusted Pool Balance		1,118,217,729.04
59	Less: Adjusted Pool Balance - End of Collection Period			1,118,217,729.04

60	Calculated Principal Distribution Amount			42,894,709.28

	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 26)			47,558,744.89
62	Less: Prior Advance Reimbursement (Item 31)			—
63	Less: Servicing Fees Paid (Item 32)			967,593.70
64	Less: Interest Paid to Noteholders (Item 33)			1,305,279.32
65	Less: Calculated Principal Distribution (Item 60)			42,894,709.28

66	Equals: Remaining Available Funds before Servicer Advance			2,391,162.59
67	Monthly Loan Payments Due on Included Units but not received (N/A if Item 66 > 0)			N/A

68	Servicer Advance (If Item 66 < 0, lesser of Item 66 and Item 67, else 0)			—

	Calculation of Reserve Account Draw Amount:
69	Remaining Available Funds, before Reserve Account Draw (Item 66 plus Item 68)			2,391,162.59
70	Available Funds Shortfall Amount (If Item 69 < 0, Item 69, else 0)			—

71	Reserve Account Draw Amount (If Item 70 is > 0, Lesser of Reserve Acct Balance and Item 70)			—

72	Principal Distribution Amount (Item 60 - Available Funds Shortfall + Reserve Account Draw Amt)			42,894,709.28

	Reconciliation of Servicer Advance:
73	Beginning Balance of Servicer Advance			—
74	Less: Prior Advance Reimbursement			—
75	Plus: Additional Payment Advances for Current Period			—

76	Ending Balance of Payment Advance			—

Volkswagen Auto Loan Enhanced Trust 2003-1 MONTHLY SERVICER CERTIFICATE For the collection period ended October 2003	PAGE 3

F	RESERVE ACCOUNT

	Reserve Account Balances:
77	Specified Reserve Account Balance			9,852,995.74
78	Initial Reserve Account Balance			6,568,663.83
79	Beginning Reserve Account Balance			9,852,995.74
80	Plus: Net Investment Income for the Collection Period			7,654.19

81	Subtotal: Reserve Fund Available for Distribution			9,860,649.93
82	Plus: Deposit of Excess Available Funds (Item 35)			—
83	Less: Reserve Account Draw Amount (Item 71)			—

84	Subtotal Reserve Account Balance			9,860,649.93
85	Less: Reserve Account Excess Amount to Available Funds (If Item 84 > Item 77)			7,654.19

86	Equals: Ending Reserve Account Balance			9,852,995.74

87	Change in Reserve Account Balance from Immediately Preceding Payment Date			—

G	POOL STATISTICS

	Collateral Pool Balance Data:		Initial	Current

88	Net Pool Balance		1,334,414,494	1,135,078,125
89	Number of Current Contracts		74,039	69,122
90	Weighted Average Loan Rate		4.21%	4.16%
91	Average Remaining Term		51.9	46.5
92	Average Original Term		55.6	56.4
	Net Credit Loss and Repossession Activity:		Units	Outstanding Principal Balance

93	Aggregate Outstanding Principal Balance of Charged Off Receivables		44	777,030
94	Liquidation Proceeds on Related Vehicles			—
95	Recoveries Received on Previously Receivables Previously Charged Off			214,789

96	Net Principal Losses for Current Collection Period		44	562,241

97	Beginning Net Principal Losses		47	1,065,182
98	Net Principal Losses for Current Collection Period		44	562,241

99	Cumulative Net Principal Losses		91	1,627,423

	Delinquencies Aging Profile - End of Period:	Percentage	Units	Outstanding Principal Balance

100	Current	99.57%	68,828	1,130,141,844
101	31 - 60 Days Delinquent	0.38%	263	4,468,101
102	61 - 90 Days Delinquent	0.04%	31	468,180

103	Total	100.00%	69,122	1,135,078,125